UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 13, 2022

AZIYO BIOLOGICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39577	47-4790334
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12510 Prosperity Drive, Suite 370
Silver Spring, MD 20904

(Address of principal executive offices) (Zip Code)

(240) 247-1170

(Registrant’s telephone number, include area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	AZYO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 13, 2022, Aziyo Biologics, Inc. (the “Company”) elected to draw the additional term loan of $4.0 million (the “Subsequent Term Loan”) under its previously disclosed Credit Agreement, dated as of August 10, 2022 (as amended, restated, supplemented, or otherwise modified prior to the date hereof, the “Credit Agreement”), by and among the Company, as the Borrower, and its subsidiaries, as the other loan parties, the financial institutions party thereto from time to time as lenders, and SWK Funding LLC, as administrative agent and collateral agent for all lenders. Following the funding of the Subsequent Term Loan, as of the date hereof, the Company had borrowings under the Credit Agreement of $25.0 million, consisting of an initial term loan of $21.0 million, which was funded on August 10, 2022, and the $4.0 million of the Subsequent Term Loan, plus approximately $0.3 million in additional outstanding principal balance from the accrued interest on the initial term loan which the Company elected to be “paid in kind” in accordance with the terms of the Credit Agreement.

The material terms of the Credit Agreement are described under Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 15, 2022, Item 1.01 of the Company’s Current Report on Form 8-K filed with the SEC on November 28, 2022, and Item 1.01 of the Company’s Current Report on Form 8-K filed with the SEC on December 5, 2022, and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZIYO BIOLOGICS, INC.

Date: December 15, 2022	By:	/s/ Matthew Ferguson
Matthew Ferguson
Chief Financial Officer